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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the eToys Inc. 1999 Employee Stock Purchase Plan, the eToys Inc. 1999 Directors Stock Option Plan, the eToys Inc. 1999 Stock Option Plan, the eToys Inc. 1997 Stock Option Plan and the BabyCenter, Inc. 1997 Stock Option Plan in the related Prospectuses of our report dated April 26, 2000, with respect to the consolidated financial statements of eToys Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.



                                       /s/ Ernst & Young LLP




Los Angeles, California
June 1, 2000